[ERNST & YOUNG LOGO]


                          - ERNST & YOUNG LLP            - Phone: (515) 243-2727
                            Suite 3400                     www.ey.com
                            801 Grand Avenue
                            Des Moines, IA 50309-2764

      Report of Independent Registered Public Accounting Firm on Schedules

The Board of Directors
Modern Woodmen of America

We have audited the statutory-basis balance sheets of Modern Woodmen of America (the Society) as of December 31, 2004 and 2003, and the related statutory-basis statements of operations, surplus and cash flow for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated March 31, 2005 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules, listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                           /s/ Ernst & Young LLP

Des Moines, Iowa
March 31, 2005

A Member Practice of Ernst & Young Global

                         Schedule I - Summary of Investments
                      Other Than Investments in Related Parties

                               As of December 31, 2004

                                                                                     AMOUNT AT WHICH
                                                                                       SHOWN IN THE
                                                                                       STATEMENT OF
TYPE OF INVESTMENT                                         COST         VALUE       FINANCIAL POSITION
-------------------------------------------------------------------------------------------------------
                                                                        (IN THOUSANDS)
Bonds:
   U.S. Treasury securities and obligations of U.S.
     government corporations and agencies              $  1,525,030  $  1,557,214     $    1,525,030
   States, municipalities, and political subdivisions       106,855       109,263            106,855
   Foreign governments                                        7,047         7,429              7,047
   Public utilities                                       1,198,701     1,280,994          1,198,701
   All other corporate bonds                              2,417,151     2,541,939          2,417,151
Mortgage and asset-backed securities                        208,546       205,347            208,546
                                                       ------------------------------------------------
Total bonds                                               5,463,330     5,702,186          5,463,330

Equity securities:
   Common stocks:
     Public utilities                                        14,491        32,977             32,977
     Banks, trust, and insurance companies                   31,398        52,745             52,745
     Industrial, miscellaneous, and all other               192,441       365,750            365,750
   Non-redeemable preferred stock                             5,046         4,880              5,046
                                                       ------------------------------------------------
Total equity securities                                     243,376       456,352            456,518

Mortgage loans                                              579,335                          579,335
Real estate                                                  49,537                           49,537
Certificateholders' loans                                   189,243                          189,243
Other invested assets                                        50,015                           40,770
                                                       ------------                --------------------
Total investments                                      $  6,574,836                   $    6,778,733
                                                       ============                ====================

SEE ACCOMPANYING REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

               Schedule III - Supplementary Insurance Information

  As of December 31, 2004, 2003, and 2002, and for Each of the Years Then Ended

                                                       FUTURE      CONTRACTHOLDER
                                                       POLICY        AND OTHER
                                                      BENEFITS    CERTIFICATEHOLDER
                                                     AND CLAIMS        FUNDS
                                                    -------------------------------
                                                            (IN THOUSANDS)
2004
Life and health insurance                           $  5,774,370    $     29,128

2003
Life and health insurance                              5,290,931          29,007

2002
Life and health insurance                              4,661,694          32,110

  As of December 31, 2004, 2003, and 2002, and for Each of the Years Then Ended

                                                                        BENEFITS,
                                      PREMIUMS           NET          CLAIMS, AND         OTHER
                                      AND OTHER       INVESTMENT       SETTLEMENT       OPERATING
                                   CONSIDERATIONS     INCOME (1)        EXPENSES       EXPENSES (1)
                                   -----------------------------------------------------------------
                                                               (IN THOUSANDS)
2004
Life and health insurance          $      689,888   $      392,626   $      863,565   $      175,380

2003
Life and health insurance                 772,271          388,432          938,212          164,275

2002
Life and health insurance                 708,871          363,018          866,817          148,317

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

SEE ACCOMPANYING REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

                            Schedule IV - Reinsurance

  As of December 31, 2004, 2003, and 2002, and for Each of the Years Then Ended

                                                                              CEDED TO
                                                                GROSS           OTHER           NET
                                                                AMOUNT        COMPANIES        AMOUNT
                                                             -------------------------------------------
                                                                           (IN THOUSANDS)
2004
Life insurance in force                                      $ 30,344,788   $  5,225,480    $ 25,119,308
                                                             ===========================================

Premiums:
   Life insurance                                            $    706,952   $    (23,058)   $    683,894
   Supplemental contracts involving life contingencies              5,764              -           5,764
   Supplemental contracts not involving life contingencies              -              -               -
   Accident and health insurance                                      239             (9)            230
                                                             -------------------------------------------
Total                                                        $    712,955   $    (23,067)   $    689,888
                                                             ===========================================

2003
Life insurance in force                                      $ 29,289,700   $  4,653,153    $ 24,636,547
                                                             ===========================================

Premiums:
   Life insurance                                            $    777,112   $    (11,441)   $    765,671
   Supplemental contracts involving life contingencies              6,344              -           6,344
   Supplemental contracts not involving life contingencies              -              -               -
   Accident and health insurance                                      268            (12)            256
                                                             -------------------------------------------
Total                                                        $    783,724   $    (11,453)   $    772,271
                                                             ===========================================

2002
Life insurance in force                                      $ 28,494,126   $  4,213,769    $ 24,280,357
                                                             ===========================================

Premiums:
   Life insurance                                            $    712,003   $     (7,709)   $    704,294
   Supplemental contracts involving life contingencies              4,295              -           4,295
   Supplemental contracts not involving life contingencies              -              -               -
   Accident and health insurance                                      294            (12)            282
                                                             -------------------------------------------
Total                                                        $    716,592   $     (7,721)   $    708,871
                                                             ===========================================

SEE ACCOMPANYING REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.